flyExclusive Enters Exclusive Agreement to Provide Aircraft Management Services to Volato Group Inc.

Agreement enables Volato’s customers to benefit from flyExclusive’s vertically integrated operating platform

KINSTON, NC (September 3, 2024) – flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a publicly-traded provider of premium private jet charter experiences, today announced that it has entered into an Aircraft Management Services Agreement (“AMS”) with Volato Group, Inc. (“Volato”), the largest HondaJet operator in the United States.

“As a fully integrated operator, flyExclusive is well-positioned to offer synergistic value to Volato’s clients and deliver enhanced value for our overall growing customer base,” said Jim Segrave, Founder and CEO of flyExclusive. “Over the years, we’ve made strategic investments to remove industry bottlenecks and grow and maintain a leading, consistent customer experience. We’re proud to welcome Volato’s customers and look forward to offering them access to our growing fleet of light, midsize and super-midsize jets.”

Under the terms of the agreement, the Company will manage flight operations, sales and expenses of Volato’s fleet, consisting of 13 fully fractionalized aircraft, 8 leased aircraft and 4 managed aircraft. The goal is to transfer aircraft to the flyExclusive certificate, which will occur over the coming months in coordination with the FAA. The Company will also execute the flights for the Volato customer base of approximately 184 fractional customers and 265 block customers on the Volato certificate, until they are moved over to FLYX agreements, in addition to Volato’s retail and wholesale business. This will significantly increase the FLYX direct-to-customer facing business as planned nearly immediately.

The AMS will be immediately accretive to both the top and bottom line of flyExclusvie. Votato revenues, excluding aircraft sales, expected to transfer to FLYX are approximately $75m. Due to the infrastructure flyExclusive has in place, the Company is confident these flights can be executed with minimal additional overhead.

The Company anticipates fractional agreements and block time customers will execute new agreements over the coming months and become direct flyExclusive customers. The AMS also provides the Company, with access to Volato’s technology through a software license agreement. Lastly, the AMS provides access to a large portion of FLYX empty-leg flights for the Vaunt software subscription customers.

“flyExclusive is a proven operator with a robust platform and unwavering focus on the customer experience,” said Matt Liotta of Volato. “This agreement provides mutual benefit to both of our companies and, most importantly, our customers benefit by increased flight and service options with the reliable and high-quality service they have come to expect from best-in-class operators.”

Volato recorded over 1,000 hours per month and over 12,000 total flight hours in 2023.

About flyExclusive
flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: risks related to reliance on and the need to hire and retain key personnel; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to regain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; management of growth; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s Annual Report on Form 10-K and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com